                                LICENSE AGREEMENT



                  THIS LICENSE AGREEMENT (the "Agreement") is effective as of this 16th day of May, 1997 (the "Effective Date"), by and between Endosonics Corporation, a corporation organized and existing under the laws of the State of Delaware and having a principal place of business at 2870 Kilgore Road, Rancho Cordova, California 95670 ("Endosonics") and Cardiovascular Dynamics, Inc., a corporation organized and existing under the laws of the State of Delaware and having a principal place of business at 13844 Alton Parkway, Suite 140, Irvine, California 92718 ("CVD").

                  WHEREAS, CVD is the owner of the entire right, title and interest in and to the Licensed Patents set forth in Exhibit A;

                  WHEREAS, CVD has developed various catheter products using proprietary technology covered by the Licensed Patents;

                  WHEREAS, ENDOSONICS is desirous of acquiring a non-exclusive license to the Licensed Materials (as defined below) which shall include a limited exclusive license to make, have made, use, sell and have sold catheter products developed by Endosonics using the Licensed Materials;

                  WHEREAS, CVD is desirous of acquiring a non-exclusive license to use Endosonics PMA Number P910031 (the "Endosonics PMA"), to reference, use and rely upon information in the Endosonics PMA in order to enable CVD to file for and obtain PMA approval for the Focus Catheters from the U.S. Food and Drug Administration ("FDA"); and

                  WHEREAS, the parties are willing to grant such licenses upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and other mutual covenants, terms and conditions hereinafter expressed, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.1 "LICENSED PATENTS" shall mean the patents set forth in Exhibit A attached hereto and incorporated herein by this reference, and any and all divisions, continuations-in-part, reissues, renewals, or extensions thereof.

                  1.2 "FOCUS CATHETERS" shall mean all catheter products combining CVD Focus Technology on the same catheter with an Endosonics transducer developed by Endosonics pursuant to this Agreement using the Licensed Patents and/or CVD Focus Technology for use in coronary applications.

                  1.3 "CVD FOCUS TECHNOLOGY" shall mean all CVD inventions (whether or not patentable), ideas, know-how, trade secrets, processes and other technical information necessary or useful in manufacturing the Focus Catheters (including without limitation the Specifications (as defined below)) that CVD
(i) owns or controls as of the Effective Date or (ii) acquires or develops during the term of this Agreement.

                  1.4 "LICENSED MATERIALS" shall mean the Licensed Patents associated with CVD Focus Technology.

                  1.5 "ENDOSONICS TRANSDUCER" shall mean the Endosonics ultrasound transducer product(s) set forth in Exhibit B attached hereto and incorporated herein by this reference.

                  1.6 "SPECIFICATIONS" shall mean the specifications for Focus Catheter products developed by CVD using or incorporating the Licensed Materials.


                                   ARTICLE II

                                  LICENSE GRANT

                  2.1 Subject to the terms and conditions of this Agreement, CVD hereby grants to Endosonics (i) a non-exclusive, worldwide, fully paid-up, royalty-free right and license to practice under the Licensed Patents and to use the CVD Focus Technology to make, have made and use the Focus Catheters, (ii) an exclusive, worldwide, fully paid-up, royalty-free right and license to market, sell or otherwise distribute the Focus Catheters for coronary applications only as bundled on the same catheter device with an Endosonics Transducer. Upon execution of this Agreement, CVD shall transfer a copy of all existing Licensed Materials to Endosonics.

                  2.2 Subject to the terms and conditions of this Agreement, Endosonics hereby grants to CVD a non-exclusive, worldwide, fully paid-up, royalty-free right and license to reference, use, and rely upon information in the Endosonics PMA in order to enable CVD to file for and obtain PMA approval, as evidenced by a separate CVD PMA number on file at the FDA, for the coronary balloon dilatation catheters from the FDA. CVD shall use, reference, or rely upon the Endosonics PMA for the limited purpose of obtaining FDA approval of a unique PMA which will be in CVD's name and shall not be a PMA supplement to Endosonics' PMA.


                                       2.

                  2.3 Subject to the terms and conditions of this Agreement, Endosonics shall furnish to CVD a complete copy of all manufacturing information in the Endosonics PMA applicable to CVD's manufacture of CVD coronary balloon dilatation products.

                  2.4 Subject to the provisions of this Agreement, Endosonics is authorized to improve, modify, correct and enhance the technology of the Licensed Materials as it may deem appropriate, and Endosonics shall exclusively control, and own all right, title and interest in and to, the resulting improvement, modification, correction or enhancement including, without limitation, any patent rights available with respect thereto, any trade secrets pertaining thereto and any copyrights subsisting therein as derivative works, but only to the extent that the same shall be separate and clearly distinguishable from the underlying work. Nothing in this Section 2.4 is intended to modify Endosonics' limited rights to market, sell or otherwise distribute Focus Catheters only as bundled on the same catheter with an Endosonics Transducer, as defined in Section 2.1 of this Agreement.


                                   ARTICLE III

                        REPORTS AND EXPENSE REIMBURSEMENT

                  3.1 Should Endosonics incur any out-of-pocket expenses to assist CVD in executing Sections 2.2 or 2.3 of this Agreement, CVD shall reimburse Endosonics for such out-of-pocket expenses up to a maximum of One Thousand Dollars ($1,000.00). If such out-of-pocket expenses exceed One Thousand Dollars ($1,000.00), Endosonics shall request CVD's prior written approval prior to incurring such expenses.

                  3.2 Should CVD incur any out-of-pocket expenses to assist Endosonics in executing Section 2.1 of this Agreement, Endosonics shall reimburse CVD for such out-of-pocket expenses up to a maximum of One Thousand Dollars ($1,000.00). If such expenses exceed One Thousand Dollars ($1,000.00), CVD shall request Endosonics' prior written approval prior to incurring such expenses.

                                   ARTICLE IV

                                    OWNERSHIP

                  4.1 CVD Rights. As between the parties and subject to the rights granted to Endosonics under this Agreement, all right, title and interest in and to the Licensed Materials (including, without limitation, all patent rights, copyrights, trade secret rights and other proprietary rights) is and shall remain in CVD.


                                       3.

                  4.2 Endosonics' Rights to Endosonics' PMA. Subject to the rights granted to CVD under Section 2.2 of this Agreement, all right, title and interest in and to the information contained in the Endosonics PMA (including, without limitation, all patent rights, copyrights, trade secret rights and other proprietary rights shall remain in Endosonics).


                                    ARTICLE V

                          PATENT AND REGULATORY MATTERS

                  5.1 Patent Enforcement. During the term of this Agreement, CVD shall diligently maintain, protect and enforce the Licensed Patents, which shall include taking all reasonably necessary action to prevent and terminate any third party infringement of the Licensed Patents. CVD shall have no responsibility to maintain, protect and enforce any technology or patents resulting from any modifications to the Licensed Materials.

                  5.2 Domestic Regulatory Matters; CVD PMA Submission. Endosonics shall cooperate fully with CVD in preparing regulatory filings associated with CVD's submission of a PMA for all current Focus Catheter products and shall prepare and execute promptly all documents or instruments necessary to enable CVD to make such regulatory filings and to obtain FDA approval of the PMA, including, without limitation:

                  (a) a signed, written statement from Endosonics to the FDA that authorizes CVD and the FDA to reference, use, and reply upon the Endosonics PMA in seeking approval for a PMA for CVD's Focus Catheter products; and

                  (b) a statement signed by both CVD and Endosonics confirming that Endosonics has furnished CVD with a complete copy of all manufacturing information in the Endosonics PMA applicable to CVD's manufacture of the Focus Catheter products.

                  5.3 Domestic Regulatory Matters; Annual Reporting Requirements. CVD shall cooperate fully with Endosonics in preparing regulatory filings associated with Endosonics submission of PMA reports required by the FDA, including but not limited to Annual Reports. CVD shall disclose to Endosonics all changes to any product distributed under the Endosonics PMA, whether considered significant or not, and whether undertaken before or after initial product introduction, no later than August 15 of each calendar year. CVD's obligations under this Section shall terminate upon abandonment of Endosonics' PMA approvals for CVD distributed products. A final report of all changes as described above shall be submitted to Endosonics fifteen (15) days following such abandonment.


                                       4.

                  5.4 Domestic Regulatory Matters; Distribution of CVD Product under Endosonics' PMA. CVD agrees to file one or more submissions to the U.S. FDA within ninety (90) days following the date of execution of this agreement and use its best efforts to have such submission approved as promptly as practicable. This submission will include all CVD products currently approved or pending under the Endosonics PMA. No new applications shall be made under Endosonics PMA following approval of the first CVD PMA by the FDA, and no CVD product will be marketed under Endosonics' PMA after six months following approval of the CVD PMA.

                  5.5 Foreign Regulatory Matters. Endosonics shall obtain and maintain all applicable approvals and registrations for the Catheters in any country into which Endosonics shall distribute the Focus Catheters and CVD shall render all necessary assistance to enable Endosonics to accomplish the foregoing.


                                   ARTICLE VI

                      REPRESENTATIONS AND WARRANTIES OF CVD

                  6.1 Title. CVD represents and warrants that, to the best of its knowledge, it has complete title to the Licensed Materials, free from any liens or encumbrances, and that, to the best of its knowledge, the use of, or practice under, the Licensed Materials in the United States and its territories will not infringe the patent apparatus claims of any third party.

                  6.2 Validity. CVD represents and warrants that, to the best of its knowledge, the Licensed Patents are valid and enforceable and that, to the best of its knowledge, there are no third party infringers of the Licensed Materials.


                                   ARTICLE VII

                                 CONFIDENTIALITY

                  Each party agrees that all inventions, processes, materials, chemicals, reagents, know-how and ideas and all other business, technical and financial information it obtains from the other are the confidential property of the disclosing party ("Proprietary Information" of the disclosing party). Except as expressly allowed in this Agreement, the receiving party will hold in confidence and not use or disclose any Proprietary Information of the disclosing party and shall similarly bind its employees in writing. The receiving party shall not be obligated under this Article VII with respect to information that:


                                       5.

                         (i) is or has become readily publicly available through
no fault of the receiving party or its employees or agents; or

                         (ii) is received from a third party lawfully in
possession of such information and lawfully empowered to disclose such information and provided the receiving party abides by all restrictions imposed by such third party; or

                         (iii) was rightfully in the possession of the receiving
party prior to its disclosure by the other party provided the receiving party abides by all restrictions imposed on its possession of such information; or

                         (iv) was independently developed by employees or
consultants of the receiving party without access to such Proprietary Information; or

                         (v) is required by order of a government agency or
court of competent jurisdiction to be disclosed.


                                  ARTICLE VIII

                                 INDEMNIFICATION

                  CVD agrees to indemnify Endosonics from, for, and against any loss, cost, damages, liability or expense (including reasonable attorney's fees) arising out of any claim ("Claim") brought by third parties (i) alleging that the manufacture, use or sale of a Focus Catheter infringes any third party apparatus patent or (ii) relating to any breach of the warranties set forth in
Article VI above (collectively, "Damages"); provided, however, that CVD's indemnification obligations hereunder shall not apply to the extent (and only to the extent) that such Damages result from (i) Endosonics's use or distribution of technology and materials other than the Licensed Materials or (ii) modifications, improvements, corrections or enhancements made by Endosonics to the Licensed Materials. Endosonics agrees to indemnify CVD from, for, and against Damages incurred by CVD that are excluded from CVD's indemnification obligations pursuant to the foregoing sentence. In the event of a Claim, the party seeking indemnification hereunder shall promptly notify the indemnifying party of such Claim, shall allow the indemnifying party to have sole defense of such Claim and shall cooperate and render reasonable assistance upon the request, and at the expense, of the indemnifying party.



                                       6.

                                   ARTICLE IX

                     DISCLAIMERS AND LIMITATION OF LIABILITY

                  9.1 EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES WITH RESPECT TO THE TECHNOLOGY OR MATERIALS THAT IT PROVIDES TO THE OTHER PARTY UNDER THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  9.2      NEITHER PARTY WILL BE LIABLE TO THE OTHER (I)
WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER
ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR
EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR (II) FOR LOST PROFITS OR DATA.


                                    ARTICLE X

                              TERM AND TERMINATION

                  10.1 This Agreement shall commence as of the Effective Date, and shall continue in force (unless terminated earlier in accordance with this Article X) until the last of the Licensed Patents expires and any PMA or regulatory approvals obtained through the use of Endosonics' PMA are abandoned, or the last of the Licensed Patents is ruled invalid or unenforceable in a final decision by a court of competent jurisdiction or by the United States Patent and Trademark Office.

                  10.2 This Agreement and all licenses granted hereunder may be terminated by either party immediately if the other party breaches a material term or provision of this Agreement and fails to cure such breach within sixty
(60) days after written notice from the non-breaching party.

                  10.3 This Agreement also may be terminated by either party, at its option, upon written notice to the other party, (i) upon the institution by the other party of insolvency, receivership or bankruptcy proceedings or any similar proceedings for the settlement of its debts, or (ii) upon the institution of such proceedings against the other party, which are not dismissed or otherwise resolved in such party's favor within sixty (60) days thereafter.

                  10.4 The following Articles shall survive termination of this
Agreement: I, II, IV, VI, VII, VIII, IX and XI, along with Sections 5.3, 5.4 and this Section 10.4.


                                       7.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective subsidiaries, successors and permitted assigns. Either party may freely assign this Agreement to an acquiror of all or substantially all of its stock, business or assets relating to this Agreement (whether by merger, acquisition or otherwise).

                  11.2 Notices. All notices given by either party under the terms of this Agreement shall be in writing and personally delivered, sent by certified mail (return receipt requested) or by commercial overnight courier service to a party's address as set forth in the initial paragraph of this Agreement. Notices shall be effective five (5) days after mailing or upon actual receipt, whichever is sooner. Either party may change the person to whom, or address to which, notice should be directed by giving written notice thereof.

                  11.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties and supersedes the December 22, 1995 License Agreement between the parties in its entirety, and all other previous or contemporaneous communications, memoranda, understandings or agreements, either oral or written, between the parties with respect to the subject matter hereof.

                  11.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the California state and U.S. federal courts having within their jurisdiction the location of Endosonics's principal place of business. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California state or U.S. federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

                  11.5 Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

                  11.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                  11.7 Relationship of Parties. The parties hereto expressly understand and agree that for the purposes of this Agreement the other is an independent contractor

                                       8.

in the performance of each and every part of this Agreement and is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. This Agreement in no way creates a partnership, joint venture or agency relationship between the parties and neither party shall have the right or authority to bind the other in any way as a result of this Agreement.

                  11.8 Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of the parties. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

                  IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.



                                   ENDOSONICS CORPORATION



                                   By:       /s/ Reinhard J. Warnking
                                       --------------------------------
                                   Title:    President and CEO
                                         ------------------------------

                                   CARDIOVASCULAR DYNAMICS, INC.



                                   By:       /s/ Michael R. Henson
                                       --------------------------------
                                   Title:    Chairman/CEO
                                         ------------------------------


                                       9.

                                    EXHIBIT A

                                LICENSED PATENTS



o        U.S. Patent No. 5,470,313

o        U.S. Patent App. No. 08/201935

o        EPO Patent App. No. 94119841.8

                                    EXHIBIT B

                              ENDOSONICS TRANSDUCER



                       Any ultrasound transducer designed,
             developed and manufactured by Endosonics, and using any
                     Art disclosed in the following patents:


US
5603327           Ultrasound catheter probe
5453575           Apparatus and method for detecting blood flow in intravascular ultrasonic imaging
5368037           Ultrasound catheter
5183048           Methods and apparatus for removing artifacts from
                  ultrasonically generated image of a small cavity
5167233           Dilating and imaging Apparatus
5135486           Self-Venting balloon dilation catheter
4917097           Apparatus and method for imaging small cavities

EPO
0339087 B1        Device for imaging small cavities
0519060 B1        Dilating and imaging Apparatus

JPO
2020066           Apparatus for imaging
2552421           Dilating and imaging Apparatus